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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A)(No. 2-37707) of Delaware Group Income Funds of our reports dated September 6, 2002, included in the 2002 Annual Reports to shareholders.


                                                          /s/ Ernst & Young LLP
                                                              ------------------
                                                              Ernst & Young LLP

Philadelphia, Pennsylvania
October 9, 2002